EXHIBIT 10.9
                               EXTENSION AGREEMENT

Borrower:         The Ultimate Software Group, Inc.

Address:          3111 Stirling Road, Suite 308
                  Ft. Lauderdale, FL  33312

Date:             November 24, 1998

         THIS EXTENSION AGREEMENT (this "Agreement") is entered into between GREYROCK CAPITAL, a Division of NationsCredit Commercial Corporation ("GC"), whose address is 10880 Wilshire Boulevard, Suite 950, Los Angeles, California 90024, and the Borrower named above ("Borrower").

         GC and Borrower agree to amend and supplement the Loan and Security Agreement between them, dated September 25, 1996, as amended (as amended, the "Loan Agreement"), as follows. (This Agreement, the Loan Agreement, any prior written amendments to the Loan Agreement signed by GC and Borrower, and all other written documents and agreements between GC and Borrower, are referred to herein collectively as the "Loan Documents." Capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Loan Agreement.)

         1. Extension. The date "November 30, 1998" in Section 4 of the Schedule to Loan Agreement, as amended, is hereby deleted and replaced with the date "November 30, 1999".

         2. Fee. In consideration of GC entering into this Agreement, Borrower shall concurrently pay GC a fee in the amount of $40,000, which shall be non-refundable and in addition to all interest and other fees payable to GC under the Loan Documents. GC is authorized to charge said fee to Borrower's loan account.

         3. Minimum Interest Charge. Section 2 of the Schedule to the Loan Agreement, as amended, is hereby amended by inserting immediately following the text "8.000% per annum" and before the period the following: ", and provided that the interest charged for each calendar year shall be a minimum of $20,000, regardless of the amount of the Obligations outstanding, if at any time during such calendar year Loans are outstanding hereunder".

         4. Representations True. To induce GC to enter into this Agreement, Borrower hereby confirms and restates, as of the date hereof, the representations and warranties made by it in
                  Section 3 of the Loan Agreement. For the purposes of this
                  Section 3 each reference in Section 3 of the Loan Agreement to "this Agreement," and the words "hereof," "herein," "hereunder," or words of like import in such Section, shall mean and be a reference to the Loan Agreement as amended by this Agreement.

Greyrock Capital                                             Extension Agreement

         5. General Provisions. GC's execution and delivery of, or acceptance of, this Agreement and any other documents and instruments in connection herewith shall not be deemed to create a course of dealing or otherwise create any express or implied duty by it to provide any other or further amendments, consents or waivers in the future. This Agreement, the Loan Agreement, and the other Loan Documents set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended and supplemented, all of the terms and provisions of the Loan Agreement and the other Loan Documents shall continue in full force and effect and the same are hereby ratified and confirmed. This Agreement forms part of the Loan Agreement and the terms of the Loan Agreement are incorporated herein by reference. This Agreement expressly supersedes that certain Notice of Termination dated September 30, 1998, from GC to Borrower, and such notice is hereby rescinded by GC.

Borrower:                                   GC:

THE ULTIMATE SOFTWARE GROUP,                GREYROCK CAPITAL,
INC.                                        a Division of NationsCredit
                                            Commercial Corporation

By:  /S/ MITCHELL DAUERMAN                  By:  /s/ LISA NAGANO
   --------------------------------            ---------------------------------
       Chief Financial Officer                 Title: Senior Vice President

By:  /S/ JAMES M. ALU
   --------------------------------
       Chief Operating Officer

"Loans" do not include any fees due pursuant to #2 above or any fees incurred in connection with the execution of the "Extension Agreement."

                                       2